UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

bBooth, Inc. (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	46-1669753 (I.R.S. Employer Identification No.)

1157 North Highland Avenue, Suite C, Hollywood, CA (Address of principal executive offices)	90038 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: 333-187782 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common stock with a par value of $0.0001 per share

Item 1.     Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities contained in the Registrant’s Current Report on Form 8-K, filed with the commission under File No. 333-187782 on October 22, 2014, is incorporated herein by reference.

Item 2.     Exhibits.

The following exhibits are filed with this registration statement:

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation (incorporated by reference from our Form S-1 Registration Statement, filed on April 8, 2013)
3.2	Bylaws(incorporated by reference from our Form S-1 Registration Statement, filed on April 8, 2013)
3.3	Certificate of Change (incorporated by reference from our Current Report on Form 8-K, filed on October 22, 2014)
3.4	Articles of Merger (incorporated by reference from our Current Report on Form 8-K, filed on October 22, 2014)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BBOOTH, INC.

/s/ Rory J. Cutaia
By:  Rory J. Cutaia
President, Chief Executive Officer and Director
Dated: November 7, 2014